Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 Nos. 333-189372, 333-190116 and 333-201355) of TearLab Corp.; and

(2)	Registration Statement (Form S-8 Nos. 333-124505, 333-155163, 333-181949, 333-189205, 333-191838, 333-195667, 333-196984, 333-197467, 333-199201, 333-201932 and 333-206757) pertaining to the 2014 Employee Stock Purchase Plan, 2002 Stock Option Plan, as amended, and Nonstatutory Stock Option Agreement of TearLab Corp. (formerly OccuLogix, Inc. and formerly Vascular Sciences Corporation);

of our reports dated March 9, 2016, with respect to the consolidated financial statements and schedule of TearLab Corp. and the effectiveness of internal control over financial reporting of TearLab Corp. included in this Annual Report (Form 10-K) of TearLab Corp. for the year ended December 31, 2015.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

March 9, 2016